Exhibit 99.1

HNI Corporation 600 East Second Street, Muscatine, Iowa 52761, Tel 563 272 7400, Fax 563 272 7347, www.hnicorp.com

News Release

For Information Contact:
Marshall H. Bridges, Vice President and Chief Financial Officer (563) 272-7400
Jack D. Herring, Treasurer, Director of Finance and Investor Relations (563) 506-9783

HNI CORPORATION UPDATES GUIDANCE
FOR SECOND QUARTER AND FISCAL YEAR 2017

MUSCATINE, Iowa (June 8, 2017) - HNI Corporation (NYSE: HNI) announced today revised revenue and earnings expectations for the second quarter and fiscal year 2017. The Corporation is experiencing slower than anticipated sales in its supplies-driven office furniture business.  HNI now expects second quarter non-GAAP earnings per diluted share to be in the range of $0.41 to $0.46 compared to its prior guidance of $0.65 to $0.72.  Second quarter consolidated organic sales growth is expected to be in the range of 0 to 1 percent compared to the previous guidance of 4 to 7 percent.

“We are navigating an increasingly dynamic environment in our supplies-driven business.  In the short term, our results are being negatively impacted by accelerating channel shifts and timing of orders. We continue to respond to the changing environment by investing in new products and selling capabilities and accelerating our initiatives around quick ship, direct fulfillment.

“Many of our large dealer-distributors are transitioning to more direct fulfillment from us. We’re seeing destocking of wholesalers' inventory, which is contributing to a faster than expected sales decline in the wholesale channel. In addition to this channel disruption, we’re also experiencing unfavorable order timing. Orders in the supplies-driven business started the quarter slowly. Although they are recovering, more of our second quarter orders will ship in the third quarter than previously expected. Despite this volatility, we remain optimistic about our market momentum. Our backlog in the supplies-driven business is up substantially compared to the beginning of the quarter. In addition, our contract office furniture businesses have strong momentum, and our hearth business is performing well.

“We are in a unique position to take advantage of these channel shifts. We had previously started several initiatives to reposition our supplies-driven model and are now accelerating our moves, which will be implemented over the next year. We remain confident our supplies-driven business will continue to excel and drive long-term value.  We are the best total cost producer with the strongest brands and broadest product offering in this segment,” said Stan Askren, HNI Corporation Chairman, President, and Chief Executive Officer.

HNI now estimates full year non-GAAP earnings per diluted share to be in the range of $2.40 to $2.70 and consolidated organic sales to grow 2 to 5 percent versus the prior year. This compares to prior guidance of non-GAAP earnings per diluted share of $2.80 to $3.10 on organic sales growth of 3 to 6 percent. Slower demand in the supplies-driven office furniture business, and to a lesser extent, greater investment in direct fulfillment capability, higher inflation, and competitive pricing pressure are driving the reduced outlook.

HNI expects to issue a press release reporting the second quarter 2017 financial results after market close on Monday, July 24, 2017 and hold a conference call on Tuesday, July 25, 2017 to discuss second quarter financial results and third quarter 2017 outlook.

About HNI Corporation
HNI Corporation is an NYSE traded company (ticker symbol: HNI) providing products and solutions for the home and workplace environments. HNI Corporation is a leading global provider and designer of office furniture and the leading manufacturer and marketer of hearth products. We sell the broadest and deepest selection of quality office furniture solutions available to meet the needs of every customer through an extensive portfolio of well-known and trusted brands. Our hearth products are the strongest, most respected brands in the industry and include a full array of gas, electric, wood and biomass burning fireplaces, inserts, stoves, facings and accessories. More information can be found on the Corporation's website at www.hnicorp.com.

Forward-looking Statements

This release contains "forward-looking" statements based on current expectations regarding future plans, events, outlook, objectives and financial performance, expectations for future sales growth and earnings per diluted share (GAAP and non-GAAP). Forward-looking statements can be identified by words including “expect,” “believe,” “anticipate,” “estimate,” “may,” “will,” “would,” “could,” “confident” or other similar words, phrases or expressions. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Corporation's actual future results and performance to differ materially from expected results. These risks include but are not limited to: general economic conditions in the United States and internationally; unfavorable changes in the United States housing market; industry and competitive conditions; a decline in corporate spending on office furniture; changes in raw material, component or commodity pricing; future acquisitions, divestitures or investments; the cost of energy; changing legal, regulatory, environmental and healthcare conditions; the Corporation’s ability to successfully complete its business software system implementation; the Corporation’s ability to implement price increases; changes in the sales mix of products; the Corporation's ability to achieve the anticipated benefits from closures and structural alignment initiatives; and force majeure events outside the Corporation’s control. A description of these risks and additional risks can be found in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements.

Non-GAAP Financial Measures

As noted above, the Company has provided projected non-GAAP net income per diluted share (i.e., “EPS”) and projected organic sales which are forward-looking non-GAAP financial measures. Non-GAAP EPS excludes costs that management believes are not indicative of the Company’s underlying operating performance such as restructuring and transition costs and nonrecurring gains or losses. Non-GAAP EPS is adjusted from the comparable GAAP measure to exclude the after-tax impacts of selected items. Non-GAAP EPS is calculated using HNI’s overall effective tax rate for the period. Organic sales growth amounts exclude the impacts of acquisitions and divestitures. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business. We are unable to provide a reconciliation of our forward-looking estimate of non-GAAP financial measures to a forward-looking estimate of GAAP financial measures without unreasonable effort. Certain information needed to make a reasonable forward-looking estimate of GAAP financial measures is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control. These may include unanticipated charges related to asset impairments (fixed assets, intangibles or goodwill), unanticipated acquisition related costs and other unanticipated nonrecurring items not reflective of ongoing operations. For the same reasons, the Company is unable to address the probable significance of the unavailable reconciling information, which could be material to future results.